SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [__]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-12


                         APPLIED DIGITAL SOLUTIONS, INC.
                  --------------------------------------------
                (Name of Registrant as specified in its charter)


                  --------------------------------------------
    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_]  Fee paid previously with preliminary materials:


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                                [GRAPHIC OMITTED]



Richard J. Sullivan
Chairman of The Board and
Chief Executive Officer


                                   May 8, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on June 17, 2000, at 9:00 a.m. Eastern Daylight Time, at the Ritz Carlton Hotel, 100 South Ocean Boulevard, Manalapan, Florida 33462.

     The enclosed notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:


                                                                     Recommended
                            Item                                         Vote
     -------------------------------------------------------------   -----------
  1. Election of three Directors,                                        FOR
  2. Ratification  of  PricewaterhouseCoopers  LLP  as independent
     auditors,                                                           FOR
  3. Ratification of options granted under the Company's 1999
     Flexible Stock Plan,                                                FOR
  4. Ratification of options granted under the Company's 1999
     Employees Stock Purchase Plan, and                                  FOR
  5. Ratification of options granted under the Company's 1996
     Non-Qualified Stock Option Plan.                                    FOR


     We have also included a Proxy Statement that contains more information about these items and the meeting.

     If you plan to attend the meeting, please mark the appropriate box on your proxy card to help us plan for the meeting. You will need an admission card to attend the meeting, which you can obtain as follows:

     o If your shares are registered in your name, you are a shareholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting.

     o If your shares are in the name of your broker or bank, your shares are held in street name. You will need to check the box on the proxy card stating that you will be attending the meeting, or ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

     Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Many shareholders also can vote by proxy via touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the internet using the instructions on your proxy card. In addition, shareholders may vote in person at the meeting, as described above.

EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                                 Sincerely,


                                                 RICHARD J. SULLIVAN

                                [GRAPHIC OMITTED]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
     APPLIED DIGITAL SOLUTIONS, INC.:

     The 2000 Annual Meeting of Shareholders of Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), will be held at the Ritz Carlton Hotel, Manalapan, Florida on June 17, 2000, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

     1. To elect three Directors to hold office until the 2003 Annual Meeting of Shareholders, or until their respective successors have been elected or appointed,

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to serve for the calendar year ending December 31, 2000.

     3.   To ratify  options  granted  under the Company's  1999 Flexible  Stock
          Plan,

     4. To ratify options granted under the Company's 1999 Employees Stock Purchase Plan,

     5. To ratify options granted under the Company's 1996 Non-Qualified Stock Option Plan, and

     6. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set April 10, 2000, as the record date for the meeting. This means that owners of the Company's Common Stock and owners of the exchangeable shares of ACT-GFX Canada, Inc. ("ACT-GFX") at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. We will make available a list of holders of record of the Company's Common Stock and holders of record of the exchangeable of shares of ACT-GFX as of the close of business on April 10, 2000, for inspection during normal business hours at the offices of the Company, 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480 for ten business days prior to the meeting. This list will also be available at the meeting.

                                        By Order of the Board of Directors



                                        RICHARD J. SULLIVAN
                                        Secretary
Palm Beach Florida
May 8, 2000

                                [GRAPHIC OMITTED]



                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480


                                                                     May 8, 2000
                                 PROXY STATEMENT
                   FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 17, 2000


     The Board of Directors of Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2000 Annual Meeting of Shareholders of the Company. The meeting will be held at the Ritz Carlton Hotel, Manalapan, Florida, on June 17, 2000, at 9:00 a.m. Eastern Daylight Time, subject to adjournment or postponement thereof (the "Meeting"). The proxies also may be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed to the shareholders of the Company on or about May 10, 2000. The holders of the exchangeable shares (the "Exchangeable Shares") of our Canadian subsidiary, ACT-GFX Canada, Inc. ("ACT-GFX"), are entitled, through a voting trust, to vote at the Annual Meeting.

Voting and Revocability of Proxies

     All properly executed written proxies and all properly completed proxies voted by telephone or via the internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast at the Meeting pursuant to this solicitation.

     o In voting on the election of the three directors to serve until the 2003 Annual Meeting of Shareholders, shareholders may vote in one of the three following ways:

         1.   in favor of all nominees,

         2.   withhold votes as to all nominees, or

         3.   withhold votes as to specific nominees.

     o In voting on the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to serve for the calendar year ending December 31, 2000, the ratification of the stock awards and options granted under the Company's 1999 Flexible Stock Plan, the ratification of options granted under the Company's 1999 Employees Stock Purchase Plan, and the ratification of options granted under the Company's 1996 Non-Qualified Stock Option Plan, shareholders may vote in one of the three following ways:

         1.   in favor of the item,

         2.   against the item, or

         3.   abstain from voting on the item.

     Shareholders should specify their choice for each matter on the enclosed form of proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the directors as set forth herein, FOR ratification of the appointment of PricewaterhouseCoopers LLP, FOR ratification of options granted under the Company's 1999 Flexible Stock Plan since the 1999 Annual Meeting of Shareholders, FOR ratification of options granted under the Company's 1999 Employees Stock Purchase Plan since the 1999 Annual Meeting of Shareholders, and FOR ratification of options granted under the Company's 1996 Non-Qualified Stock Option Plan since the 1999 Annual Meeting of Shareholders.

     In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Company's Secretary bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to: ADP Investor Communication Services, Inc., P. O. Box 9079, Farmingdale, NY 11735-9769. Proxies signed by brokers with no further statements indicated on the proxy and shares as to which proxy authority has been withheld with respect to any matter will be counted for quorum and for purposes of determining the number of shares entitled to vote on a matter. Broker non-votes (proxies where the broker has added statements such as "non-vote," "no vote" or "do not vote") are not counted for quorum or for purposes of determining the number of shares entitled to vote on a matter. The presence in person or by proxy of the holders of the shares representing a majority of all outstanding shares will constitute a quorum. Approval of all of the items will require the favorable vote of a majority of the shares represented and entitled to vote at the Meeting.

     The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed by shareholders interested in voting via the telephone or the internet are set forth on the proxy card. If the proxy card does not contain these instructions, these options are not available.

Record Date and Share Ownership

     Owners of record of shares of the Company's Common Stock at the close of business on April 10, 2000 (the "Record Date") will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record of the Company's Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held.

     The Exchangeable Shares entitle the holders thereof to dividend and other rights economically equivalent to the Company's Common Stock, including the right, pursuant to a voting trust agreement, to vote at the Company's shareholder meetings. The trustee of all the Exchangeable Shares is The Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada (the "Trustee"). The Trustee holds one share of the Company's Class B Special Voting Preferred Stock, par value $10 per share (the "Special Voting Stock"). The holder of the Special Voting Stock is entitled to the number of votes at the Company's shareholder meetings equal to the number of Exchangeable Shares outstanding as of the Record Date for such meeting held by persons other than the Company, any of its subsidiaries or any person directly or indirectly controlled by or under common control with the Company.

     Pursuant to the voting trust agreement, each holder of Exchangeable Shares is entitled to instruct the Trustee as to the voting of the number of votes attached to the Special Voting Stock represented by such holder's Exchangeable Shares. The Trustee will exercise each vote attached to the Special Voting Stock only as directed by the relevant holder, and in the absence of instructions from a holder as to voting will not exercise such votes. A holder may instruct the Trustee to give a proxy to such holder entitling the holder to vote personally such holder's relevant number of votes or to grant to the Company's management a proxy to vote such votes. The Trustee has furnished (or caused the Company to furnish) this Proxy Statement and certain related materials to the holders of Exchangeable Shares.

     As of the close of business on April 10, 2000, there were 50,353,739 shares of Common Stock outstanding entitled to vote at the Annual Meeting and 503 Exchangeable Shares outstanding entitled to vote at the Annual Meeting through the exercise by the Trustee of the voting rights under the voting trust agreement (all such shares being referred to herein as the "shares" and all holders thereof being referred to as the "shareholders" of the Company). A majority of the shares must be present, in person or by proxy, to conduct business at the Meeting.

     The Common Stock and the Special Voting Stock vote together as a single class.

                              ELECTION OF DIRECTORS

                                    (Item 1)

Board of Directors

     The Directors are divided into three classes, each serving for a period of three years, which has been the practice of the Company since 1998. The class to which each Director has been assigned is designated as Group A, Group B or Group
C. The shareholders elect approximately one-third of the members of the Board of Directors annually. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause." The terms of Arthur F. Noterman and Constance K. Weaver will expire at the 2000 Annual Meeting, and each has been nominated to stand for reelection at the Meeting to hold office until the 2003 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Additionally, the term of Richard
S. Friedland, who was elected to the Board in October 1999, will expire, and he has been nominated to stand for reelection at the Meeting to hold office until the 2003 Annual Meeting of Shareholders and until his successor is elected and qualified.

     Cumulative voting does not apply in the election of Directors. Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below. Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

Recommendation of the Board of Directors Concerning the Election of Directors

     The Board of Directors of the Company recommends a vote FOR Arthur F. Noterman, FOR Constance K. Weaver and FOR Richard S. Friedland to hold office until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

     NOMINEES FOR ELECTION TO TERM EXPIRING 2003

     Arthur F. Noterman: Mr. Noterman, age 58, a Chartered Life Underwriter, has served as a Director since February 1997, and serves on the Audit Committee of the Board of Directors of the Company. An operator of his own insurance agency, Mr. Noterman is a registered NASD broker affiliated with a Chicago, Illinois registered broker/dealer. Mr. Noterman attended Northeastern University from 1965 to 1975 and obtained the Chartered Life Underwriters Professional degree in 1979 from The American College, Bryn Mawr, Pennsylvania.

     Constance K. Weaver: Ms. Weaver, age 47, was elected to the Board of Directors in July 1998 and serves on the Compensation and Audit Committees of the Board of Directors of the Company. From 1996 to the present, Ms. Weaver has been Vice President, Investor Relations and Financial Communications for AT&T Corporation. From 1995 through 1996 she was Senior Director, Investor Relations and Financial Communications for Microsoft Corporation. From 1993 to 1995 she was Vice President, Investor Relations, and from 1991 to 1993 she was Director of Investor Relations, for MCI Communications, Inc. Ms. Weaver is a director of Primark Corporation and the National Investor Relations Institute (NIRI). She earned a Bachelor of Science degree from the University of Maryland in 1975.

     Richard S. Friedland: Mr. Friedland, age 49, was elected to the Board of Directors in October 1999 and is Chairman of the Audit Committee and serves on the Compensation Committee of the Board of Directors of the Company. He was previously associated with General Instrument Corporation. During his 19-year tenure, he held various executive positions, including Chief Financial Officer, President and Chief Operating Officer. In 1995, he was appointed Chairman of the Board and Chief Executive Officer. Mr. Friedland currently serves on the boards of Tech-Sym Corporation, Zilog, Inc. and Video Network Communications, Inc., as well as several development stage companies. He earned a Bachelor of Science degree in Accounting from Ohio State University in 1972 and a Master of Business Administration degree from Seton Hall University in 1985.

     INCUMBENT DIRECTORS - TERM EXPIRING 2001

     Richard J. Sullivan: Mr. Sullivan, age 61, was elected to the Board of Directors, and named Chief Executive Officer, in May 1993. He was appointed
Secretary in March 1996. He is a member of the Compensation Committee of the Board of Directors of the Company. Mr. Sullivan is currently Chairman of Great Bay Technology, Inc. From August 1989 to December 1992, Mr. Sullivan was Chairman of the Board of Directors of Consolidated Convenience Systems, Inc., in Springfield, Missouri. He has been the Managing General Partner of The Bay Group, a merger and acquisition firm in New Hampshire, since February 1985. Mr. Sullivan was formerly Chairman and Chief Executive Officer of Manufacturing Resources, Inc., an MRP II software company in Boston, Massachusetts, and was Chairman and CEO of Encode Technology, a "Computer-Aided Manufacturing" Company, in Nashua, New Hampshire from February 1984 to August 1986. Mr. Sullivan is married to Angela M. Sullivan.

     Garrett A. Sullivan: Mr. Sullivan, age 65, has been President of the Company since March 1995. He was elected to the Board of Directors in August 1995. He was acting secretary of the Company from March 1995 to March 1996 and acting Chief Financial Officer from March 1995 to February 1997. From 1993 to 1994 he was an Executive Vice President of Envirobusiness, Inc. From 1988 to 1993, he served as president and chief operating officer of two companies in the electronics and chemical industries which were owned by Philips North America. He was previously a partner in The Bay Group, a merger and acquisition firm in New Hampshire, from 1988 to 1993. From 1981 to 1988, Mr. Sullivan was President of Granada Hospital Group, Burlington, Massachusetts. He earned a Bachelor of Arts degree from Boston University in 1960 and an MBA from Harvard University in 1962. Mr. Sullivan is not related to Richard J. Sullivan.

     INCUMBENT DIRECTORS - TERM EXPIRING 2002

     Daniel E. Penni: Mr. Penni, age 52, has served as a Director since March 1995 and is Chairman of the Compensation Committee, and serves on the Audit Committees of the Board of Directors of the Company. Since March 1998, he has been an Area Executive Vice President for Arthur J. Gallagher & Co., an insurance agency. He has worked in many sales and administrative roles in the insurance business since 1969. He was President of the Boston Insurance Center, Inc., an insurance agency, until 1988. Mr. Penni was founder and President of BIC Equities, Inc., a broker/dealer registered with the NASD. Mr. Penni graduated with a Bachelor of Science degree in 1969 from the School of Management at Boston College.

     Angela M. Sullivan: Ms. Sullivan, age 42, has served as a Director since April 1996 and serves on the Compensation Committee of the Board of Directors of the Company. From 1988 to the present, Ms. Sullivan has been a partner in The Bay Group, a private merger and acquisition firm, President of Great Bay Technology, Inc., and President of Spirit Saver, Inc. Ms. Sullivan earned a Bachelor of Science degree in Business Administration in 1980 from Salem State College. Ms. Sullivan is married to Richard J. Sullivan.

Directorships

     Ms. Weaver is a director of Primark Corporation. Mr. Friedland currently serves on the boards of Tech-Sym Corporation, Zilog, Inc. and Video Network Communications, Inc. No other directors hold directorships in any other company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Board Committees and Meetings

     The Company has standing Audit and Compensation Committees of the Board of Directors. The members of the committees are identified with the list of Board nominees on the preceding pages.

     The Audit Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the consolidated financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal and financial accounting organization and controls and financial reporting. The audit committee held two meetings during 1999.

     The Compensation Committee administers the Company's 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 1999 Employees Stock Purchase Plan, including the review and grant of stock options to officers and other employees under such plans, and recommends the adoption of new plans. The Compensation Committee also reviews and approves various other Company compensation policies and matters and reviews and approves salaries and other matters relating to the executive officers of the Company. The Compensation Committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee's contributions to the current and future success of the Company along with their salary level as compared to the market value of personnel with similar skills and responsibilities. The Compensation Committee also looks at accomplishments which are above and beyond management's normal expectations for their positions. The Compensation Committee met three times during 1999.

     The Board of Directors held 9 meetings during 1999 and acted by written consent 46 times during 1999. During the year, all Directors attended 75% or more of the Board of Directors' meetings and the Board Committees to which they were assigned.

Ownership of Equity Securities in the Company

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each director and by each executive officer named in the Summary Compensation Table and by all the directors and executive officers as a group as of December 31, 1999:


                                     Aggregate Number Of           Percent of
                                     Shares Beneficially          Outstanding
               Name                       Owned (1)                  Shares
--------------------------------     -------------------------    -------------
Richard J. Sullivan                       3,975,223 (2)                8.2%
Garrett A. Sullivan                         915,000                    1.9%
Richard S. Friedland                           --                        *
Arthur F. Noterman                          270,000                      *
Daniel E. Penni                             584,065                    1.2%
Angela M. Sullivan                          860,974 (2)                1.8%
Constance K. Weaver                         143,000                      *
Jerome C. Artigliere                         25,000                      *
Michael E. Krawitz                           57,200                      *
David A. Loppert                            352,000                      *
All Directors and Executive
Officers as a Group (14 Persons)          7,303,655                   15.1%
-----------------------
*    Represents  less  than  1% of  the  issued and outstanding shares of Common
     Stock of the Company.

(1) This table includes presently exercisable stock options. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Richard J. Sullivan - 3,185,000;
     Garrett  A.  Sullivan - 915,000;  Arthur F.  Noterman - 225,000;  Daniel E.
     Penni -  225,000;  Angela M.  Sullivan  - 225,000;  Constance  K.  Weaver -
     135,000;  Jerome C. Artigliere - 25,000; Michael E. Krawitz - 50,000; David
     A. Loppert - 307,000; and all directors and executive officers as a group -
     5,380,000.

(2) Includes 263,797 shares owned by The Bay Group and 367,177 shares owned by Great Bay Technology, Inc. The Bay Group is controlled by Richard J.
     Sullivan and Angela M. Sullivan. Great Bay Technology, Inc. is controlled by Richard J. Sullivan, Angela M. Sullivan and Stephanie Sullivan.

     The following table sets forth information concerning warrants to purchase shares of the Company's Common Stock which are owned beneficially by directors and the named executive officers of the Company individually and as a group as of December 31, 1999:

                                      Class of     Number of      Percent of    Exercise Price
       Name                           Warrants     Warrants (1)      Class        Per Share
----------------------------          --------     ------------  -----------    --------------

Richard J. Sullivan (2)               Class K      250,000          100.0%         $ 5.31
                                      Class S      376,700          100.0%         $ 2.00
Garrett A. Sullivan                      --          --               --              --
Richard S. Friedland                     --          --               --              --
Arthur F. Noterman                       --          --               --              --
Daniel E. Penni                          --          --               --              --
Angela M. Sullivan (2)                Class K      250,000          100.0%         $ 5.31
                                      Class S      376,700          100.0%         $ 2.00
Constance K. Weaver                      --          --               --              --
Jerome C. Artigliere                     --          --               --              --
Michael E. Krawitz                       --          --               --              --
David A. Loppert                         --          --               --              --
All Directors and Executive           Class K      250,000          100.0%         $ 5.31
   Officers as a Group                Class S      376,700          100.0%         $ 2.00
   (14 Persons)
---------------------

(1) Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct a disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

(2)  Represents  warrants  owned  by  Great  Bay  Technology,   Inc.  Great  Bay
     Technology, Inc. is controlled by Richard J. Sullivan, Angela M. Sullivan and Stephanie Sullivan.


Principal Shareholders

     Set forth in the table below is information as of December 31, 1999 with respect to persons known to the Company (other than the directors and executive officers shown in the preceding table) to be the beneficial owners of more than five percent of the Company's issued and outstanding Common Stock:

                                     Number of Shares
Name and Address                    Beneficially Owned         Percent Of Class
-----------------------------       ------------------         ----------------

None

                               EXECUTIVE OFFICERS

     The executive officers of the Company are:


       Name             Age                  Position                      Position Held Since
--------------------    ---    ----------------------------------------    -------------------
Richard J. Sullivan     61     Chairman, Chief Executive Officer           May 1993
Garrett A. Sullivan     65     President, Chief Operating Officer          March 1995
Jerome C. Artigliere    46     Vice President, Treasurer                   April 1998
Michael E. Krawitz      30     Vice President                              April 1999
David A. Loppert        45     Vice President, Chief Financial Officer     February 1997


     Jerome C. Artigliere: Mr. Artigliere joined a subsidiary of the Company as President in January 1998, and was appointed Vice President of the Company in April 1998, and Treasurer in December 1999. From 1996 to 1997 he was Regional Vice President at General Electric Capital Corporation in Portsmouth, NH. Prior to that, from 1994 to 1996 he was State Vice President at First National Bank in Portsmouth, NH, a commercial bank subsidiary of Peoples Heritage Bank of Portland, MA. He earned an undergraduate degree in finance from Seton Hall University in 1977, and an MBA from Fairleigh Dickinson University in 1980.

     Michael E. Krawitz: Mr. Krawitz joined the Company as Assistant Vice President and General Counsel in April 1999, and was appointed Vice President and Assistant Secretary in December 1999. From 1994 to April 1999, Mr. Krawitz was an attorney with Fried, Frank, Harris, Shriver & Jacobson in New York. Mr. Krawitz earned a Bachelor of Arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

     David A. Loppert: Mr. Loppert joined the Company as Vice President, Treasurer and Chief Financial Officer in February 1997. From 1996 to 1997, he was Chief Financial Officer of Bingo Brain, Inc. From 1994 to 1996, he was Chief Financial Officer of both C.T.A. America, Inc., and Ricochet International, L.L.C. Prior to that he was Senior Vice President, Acquisitions and Due Diligence, of Associated Financial Corporation. Mr. Loppert started his financial career with Price Waterhouse in 1978, in Johannesburg, South Africa, before moving to their Los Angeles Office in 1980 where he rose to the position of Senior Manager. He holds Bachelor degrees in both Accounting and Commerce, as well as a Higher Diploma in Accounting, all from the University of the Witwatersrand, Johannesburg. Mr. Loppert was designated a Chartered Accountant (South Africa) in 1980.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the total remuneration paid in 1999 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.


                                            Summary Compensation Table
                                                                               Long-Term Compensation
                                                                         --------------------------------
                                        Annual Compensation                    Awards            Payouts
                                -------------------------------------    ----------------------  -------
                                                            Other
                                                            Annual       Restricted                             All Other
       Name and                                             Compensa-    Stock       Options/      LTIP         Compen-
Principal Position (1)    Year     Salary($)  Bonus ($)(2)  tion ($)(3)  Awards($)   SAR's (#)(4)  Payouts (#)  sation ($)
-----------------------   ----    ----------  ------------  -----------  ----------  ------------  -----------  ----------
Richard J. Sullivan       1999    $ 457,500   $3,000,000    $   9,115       --       1,000,000        --          $  --
  Chairman, CEO and       1998    $ 345,833   $  180,000    $  79,882       --       1,500,000        --          $  --
  Secretary               1997    $ 116,669   $  140,000    $   3,623       --       1,000,000        --          $  --

Garrett A. Sullivan (5)   1999    $ 165,000   $1,500,000    $   8,832       --         500,000        --          $  --
  Director, President     1998    $ 144,165   $   90,000    $   8,842       --         475,000        --          $  --
  and COO                 1997    $ 105,499   $   75,000    $     811       --         350,000        --          $  --

Jerome C. Artigliere (6)  1999    $  98,726   $  150,000    $   1,938       --         100,000        --          $  --
  Vice President,         1998    $  85,000   $   25,000    $   1,938       --          50,000        --          $  --
    Treasurer             1997          N/A          N/A          N/A       N/A           N/A        N/A            N/A

Michael E. Krawitz (7)    1999    $  94,027   $  150,000    $   1,541       --         125,000        --          $  --
  Vice President          1998          N/A          N/A          N/A       N/A           N/A        N/A            N/A
                          1997          N/A          N/A          N/A       N/A           N/A        N/A            N/A

David A. Loppert (8)      1999    $ 150,000   $  750,000    $  19,775       --         250,000        --          $  --
  Vice President,         1998    $ 123,537   $   40,000    $  15,925       --         285,000        --          $  --
  Chief Financial Officer 1997    $  64,423   $   25,000    $     --        --         150,000        --          $  --


----------------------------
(1) No executive officer served pursuant to an employment contract through the 1996 fiscal year. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" below for agreements entered into subsequent to December 31, 1996.
(2) The amounts in the Bonus column were discretionary awards granted by the Compensation Committee in consideration of the contributions of the respective named executive officers.
(3) Includes, in 1998 for Richard J. Sullivan, $73,394 reimbursed for the payment of taxes. Prior to June 1997, Mr. Sullivan did not receive a salary from the Company.
(4)  Indicates number of securities underlying options.
(5)  Mr. Sullivan was Acting Chief Financial Officer until February 1997.
(6) Mr. Artigliere began his employment with a subsidiary of the Company in January, 1998 and was appointed an officer of the Company in April, 1998.
(7)  Mr. Krawitz joined the Company in April 1999.
(8) Mr. Loppert was employed as Vice President, Treasurer, Chief Financial Officer of the Company in February 1997.

Option Grants in Last Fiscal Year

     The following table contains information concerning the Company's grant of Stock Options under the Company's 1999 Flexible Stock Plan and the 1996 Non-Qualified Stock Option Plan to the named executive officers during 1999:


                                              Option Grants In Last Fiscal Year

                                                      Individual Grants
                                 -------------------------------------------------------------
                                    Number of      % of Total
                                   Securities        Options
                                   Underlying      Granted to     Exercise                       Grant Date
                                     Options      Employees in      Price                      Present Value
        Name                     Granted (#)(1)        1999         ($/Sh)   Expiration Date       ($) (2)
--------------------             --------------   ------------    --------   ---------------   -------------
Richard J. Sullivan                1,000,000         20.1%        $ 2.03           May-05       $ 1,170,000
Garrett A. Sullivan                  500,000         10.1%        $ 2.03           May-05       $   585,000
Jerome C. Artigliere                  25,000          0.5%        $ 2.76       January-05       $    29,250
                                      75,000          1.5%        $ 2.03           May-05       $    87,750
Michael E. Krawitz                    50,000          1.0%        $ 2.00         April-05       $    58,500
                                      25,000          0.5%        $ 2.03           May-05       $    29,250
                                      50,000          1.0%        $ 2.00       October-05       $    58,500
David A. Loppert                     250,000          5.0%        $ 2.03           May-05       $   292,500


---------------
(1) Options granted under the 1996 Non-Qualified Stock Option Plan and the 1999 Flexible Stock Plan were granted at an exercise price equal to the greater of the fair market value of the Company's common shares on the grant date or $2.00. These options are exercisable over a five-year period beginning with the first anniversary of the grant date.

(2) Based on the grant date present value of $1.17 per option share which was derived using the Black-Scholes option pricing model in accordance with rules and regulations of the Securities Exchange Commission and not intended to forecast future appreciation of the Company's common share price. The Black-Scholes model was used with the following assumptions: dividend yield of 0%; expected volatility of 43.41%; risk-free interest rate of 6.36%; and expected lives of 5 years.

Option Exercises and Fiscal Year-End Values

     The  following  table  sets  forth  information  with  respect to the named
executive   officers   concerning  the  exercise  of  options  during  1999  and
unexercised options held on December 31, 1999:


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                               Number of Securities          Value of Unexercised In-
                                                               Underlying Unexercised        The-Money Options at Year
                                 Exercised in 1999             Options at Year End 1999(#)   End 1999 ($) (2)
                           ---------------------------      ------------------------------   -------------------------
                             Shares
                          Acquired Upon        Value
        Name              Exercise (#)    Realized ($)(1)   Exercisable    Unexercisable    Exercisable     Unexercisable
--------------------      -------------   ---------------   -----------    -------------    -----------     -------------
Richard J. Sullivan          --           $   --            3,185,000       1,000,000       $ 11,726,762    $ 5,470,000
Garrett A. Sullivan        60,000         $ 350,780           915,000         500,000       $  3,369,994    $ 2,735,000
Jerome C. Artigliere       50,000         $ 208,750              --           100,000       $       --      $   528,687
Michael E. Krawitz           --           $   --                 --           125,000       $       --      $   686,750
David A. Loppert          128,000         $ 719,581           307,000         250,000       $  1,204,850    $ 1,367,500


-----------------------
(1) The values realized represents the aggregate market value of the shares covered by the option on the date of exercise less the aggregate exercise price paid by the executive officer, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(2) The value of the unexercised in-the-money options at December 31, 1999 assumes a fair market value of $7.50, the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on December 31, 1999. The values shown are net of the option exercise price, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

Compensation Pursuant to Plans


     Other than as disclosed above or in the "Compensation Committee Report on Executive Compensation" below, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above.

Compensation of Directors

     Prior to the fourth quarter of 1998, non-employee directors of the Company received a fee of $250 per meeting, for their attendance at meetings of the Company's Board of Directors. Beginning in the fourth quarter of 1998, the non-employee director compensation was changed to fixed quarterly fees in the amount of $5,000 per non-employee director. In addition, non-employee directors receive a quarterly fee in the amount of $1,000 for each committee on which they are a member. Reasonable travel expenses are reimbursed when incurred. Individuals who become directors of the Company are automatically granted an initial option to purchase 25,000 shares of Common Stock on the date they become directors. Each of such options is granted pursuant to the Company's 1996
Non-Qualified Stock Option Plan or the 1999 Flexible Stock Plan on terms and conditions determined by the Board of Directors. In addition, the following options were granted to directors in 1999: Richard S. Friedland - 125,000 at $2.00 in October 1999 and 25,000 at $2.375 in November 1999; Arthur F. Noterman, Daniel E. Penni and Constance K. Weaver each - 125,000 in May 1999 at $2.03 and 25,000 each at $2.375 in November 1999; and Angela M. Sullivan - 125,000 at $2.03 in May 1999. In addition, each of Messrs. Friedland, Noterman, Penni and Weaver received a Bonus of $75,000. Directors who are not also executive officers are not eligible to participate in any other benefit plan of the Company.

Compensation Committee Interlocks and Insider Participation

     Richard J. Sullivan, the Chief Executive Officer of the Company, is a member of the Compensation Committee.

Employment Contracts and Termination of Employment and
    Change-In-Control Arrangements

     The Company, or its subsidiary, has entered into an employment agreement with the following named executive officers:


                                                                     Base
           Name                 Length           Commencing         Salary
     -----------------          ----------     ---------------    -------------
     Richard J. Sullivan        5 Years(1)       March 1, 2000    $ 450,000 (2)
     Garrett A. Sullivan        5 Years(1)       March 1, 2000    $ 165,000
     Jerome C. Artigliere       3 Years        January 5, 1998    $ 100,000 (3)
     Michael E. Krawitz         5 Years         April 12, 1999    $ 130,000
     David A. Loppert           5 Years(1)       March 1, 2000    $ 150,000

     ---------------------------------
     (1) Automatically renewed for successive additional one-year terms on each anniversary.

     (2)  Provides for a minimum annual bonus of $140,000.

     (3)  Effective as of February 1, 1999.

     In 1997, the Company entered into employment agreements with Richard J. Sullivan, Chairman; Garrett A. Sullivan, President; and David A. Loppert, Chief Financial Officer. These agreements were amended and restated effective March 1, 2000. Such employment agreements, as amended and restated, include certain "change of control" provisions. Upon a change of control all unvested stock options become immediately exercisable. Also, at the employee's option, he may terminate his employment under the agreement at any time within one year after such change of control. The Company shall pay to the employee a severance payment equal to the maximum amount which would not result in such payment being an excess parachute payment as defined in the Internal Revenue Code of 1986, as amended (the "Code") which would be subject to an excise tax. Additionally, upon termination of employment for any reason other than for breach under the agreement, each of Garrett Sullivan and David Loppert shall be entitled to receive from the Company 60 equal monthly payments of 8.333% of his compensation from the Company over the 12-month period for which his compensation was the greatest, and Mr. Richard Sullivan shall receive 60 monthly payments of $37,500 each. These payments are reduced by any severance payments. Such employment agreements also provide that, if any payments from the Company are subject to the excise tax described above, the Company will make a gross up payment in an amount which covers the excise tax due plus the excise and income taxes payable on the gross up payment. Mr. Richard Sullivan's agreement provides that he may elect to receive a percentage of his salary for each 12-month period in the Company's Common Stock. For the twelve-month period commencing July 1, 1999, Mr. Sullivan did not elect to receive any of his compensation in stock. In addition, the Company agreed to transfer to Richard Sullivan certain other property valued at approximately $0.5 million upon his relocation to the Palm Beach, Florida area. The Company would also be required to make a gross up payment that covers all U.S. federal and state income taxes payable by Mr. Sullivan, if any, as a result of the transfer.

     Additionally, the agreements for both Richard Sullivan and Garrett Sullivan provide for certain "triggering events" which include a change in control of the Company, the termination of Richard Sullivan's employment other than for a material breach of the terms of his employment agreement, or if Richard Sullivan ceases to hold his current positions with the Company for any reason other than a material breach of the terms of his employment agreement. Within ten days of the occurrence of a triggering event, the Company shall pay, in cash or in stock, or in a combination thereof, $12.1 million and $3.5 million, respectively, to Richard Sullivan and to Garrett Sullivan.

Indebtedness of Management

     Garrett A. Sullivan, the Company's President, had executed two promissory notes in favor of the Company; one in the amount of $75,000, bearing interest at 7% per annum, and one in the amount of $102,216.19, which was non-interest bearing and was repayable from the proceeds of the sale of any shares of Common Stock Mr. Sullivan received upon exercise of warrants or options. Both notes were repaid in full by Mr. Sullivan in 1999.

     Daniel E. Penni, a member of the Company's Board of Directors, has executed a revolving line of credit promissory note in favor of Applied Digital Solutions Financial Corp., a subsidiary of the Company, in the amount of $450,000. The promissory note is payable on demand, with interest payable monthly on the unpaid principal balance at the rate equal to one percentage point above the base rate announced by State Street Bank and Trust Company (which interest rate shall fluctuate contemporaneously with changes in such base rate). As of April 10, 2000, $425,000 had been advanced under this note.

     David A. Loppert, the Company's Chief Financial Officer, has executed a promissory note in favor of the Company in the amount of $260,000. The promissory note is non-interest bearing and was executed as consideration for the purchase by Mr. Loppert of 100,000 shares of the Company's Common Stock. As of April 10, 2000, $90,000 was outstanding.

     The Company has made previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following "Compensation Committee Report on Executive Compensation" and the "Performance Graph" shall not be incorporated by reference into any such filings.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

Compensation Committee of the Board

     The Compensation Committee is composed of four non-employee, independent members of the Board of Directors and Richard J. Sullivan, Chairman and Chief Executive Officer of the Company. It is the Compensation Committee's
responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the executive officers of the Company and various other Company compensation policies and matters and administer the Company's 1996 Non-Qualified Stock Option Plan, its 1999 Flexible Stock Plan and its 1999 Employees Stock Purchase Plan, including the review and approval of stock option grants to the executive officers of the Company.

General Compensation Philosophy

     The Company's executive compensation programs are designed to enable the Company to attract, retain and motivate the executives of the Company and its subsidiaries. The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of shareholders. Total cash compensation for the majority of the Company's employees, including its executive officers, includes a base salary and a cash bonus based on the profitability of the Company and its individual subsidiaries. Long-term incentive compensation is realized through the granting of stock options to most employees, at the discretion of the presidents of the Company's divisions, as well as eligible executive officers.

Setting Executive Compensation

     In setting the base salary and individual bonuses (hereafter together referred to as "BSB") for executives, the Compensation Committee reviews information relating to executive compensation of US based companies that are of the same size as the Company. While there is no specific formula that is used to set compensation in relation to this market data, executive officer BSB is generally set at or below the median salaries for comparable jobs in the market place. However, when specific financial and non-financial goals are met, additional compensation in the form of either cash compensation or long-term incentive compensation may be paid to the executive officers of the Company.

Base Salary

     The Compensation Committee reviews the history and proposals for the compensation package of each of the executive officers, including base salary. Increases in base salary are governed by three factors: merit (an individual's performance); market parity (to adjust salaries based on the competitive market); and promotions (to reflect increases in responsibility). In assessing market parity, the Company relies on market surveys of similarly sized publicly traded companies and generally pays below the median of these companies. The guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance and can range from 0% to 100%.

     The salary guidelines for all presidents of the Company's subsidiaries are generally based upon individually negotiated employment agreements. Merit increases are submitted by the President of the Company to the Compensation Committee for approval based upon individual performance and the performance of the subsidiary. Merit increases for non-executive employees are at the discretion of the presidents of the Company's divisions.

Cash and Stock Incentive Compensation Programs

     To reward performance, the Company provides its executive officers and its divisional executive officers with additional compensation in the form of a cash bonus and/or stock awards. No fixed formula or weighting is applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The amounts of such awards are determined by the Compensation Committee acting in its discretion. Such determination, except in the case of the award for the Chairman, is made after considering the recommendations of the Chairman and President and such other matters as the Compensation Committee deems relevant. The Compensation Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive is divided between cash and stock at the discretion of the Compensation Committee.

    For 2000, the Committee has authorized a bonus pool of up to $10 million upon the sale by the Company of at least $100 million of Company assets (other than transactions in the ordinary course of business).

Stock Options Granted under the 1996 Non-Qualified Stock Option Plan and the 1999 Flexible Stock Plan

     The 1996 Non-Qualified Stock Option Plan and the 1999 Flexible Stock Plan are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company's stock increases above the fair market value on the grant date, and the employee must remain in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ.

     These Plans allow grants of stock options to all employees of the Company, including executive officers. Grants to executive officers of the Company and to officers of the Company's subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary's president.

     In 1999, stock options for the executive officers were granted upon the recommendation of management and approval of the Compensation Committee based on their subjective evaluation of the appropriate amount for the level and amount of responsibility for each executive officer.

Decisions on 1999 Compensation

     The Company's compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Richard J. Sullivan. Mr. Sullivan's compensation awards were made based upon the Compensation Committee's assessment of the Company's financial and non-financial performance. The results were evaluated based on the overall judgment of the Compensation Committee. Prior to June 1997, Mr. Sullivan did not receive a salary from the Company. During 1999, Mr. Sullivan's base salary was set at $450,000 per annum which is below market for similarly sized publicly traded companies. Mr. Sullivan was awarded 1,000,000 stock option grants in May,

1999 to provide him with total cumulative stock option grants which were more consistent with the competitive marketplace.

     The Compensation Committee is pleased to submit this report to the shareholders with regard to the above matters.

                                                DANIEL E. PENNI, Chairman
                                                RICHARD S. FRIEDLAND
                                                ANGELA M. SULLIVAN
                                                RICHARD J. SULLIVAN
                                                CONSTANCE K. WEAVER

                                PERFORMANCE GRAPH

     The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) the Company's Common Stock, (b) the Russell 2000 Stock Index, (c) the Nasdaq Stock Market(R) and (d) a group of publicly-traded companies which the Company considers to be in its peer group. Such peer group companies are Aztec Technology Partners, Inc., Comdisco, Inc., Glenayre Technologies, Inc., and Micros to Mainframes, Inc. The component companies of the peer group have changed from the prior year, and the following companies have been removed from the peer group, because their shares of common stock are no longer traded on an active stock market in the United States: PC DOCS Group International and Thermo Voltek Corporation.

                             Cumulative Total Return
                           Based on Investment of $100
                      December 31, 1995 - December 31, 1999

                                [OBJECT OMITTED]



                                                   Dollar Value of $100 Investment at
                                          12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
----------------------------------------  --------   --------   --------   --------   --------
The Company.............................  $100.00    $ 97.58    $105.82    $ 60.70    $ 92.49
Russell 2000 Index .....................  $100.00    $116.49    $142.54    $138.91    $168.44
Nasdaq Stock Market Total Return Index..  $100.00    $122.97    $150.86    $212.08    $ 83.97
Peer Group .............................  $100.00    $ 87.71    $ 46.36    $ 35.85    $ 44.05


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Changes in Control

     There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Earnout Agreements

     The Company has entered into earnout arrangements with certain sellers of companies in which the Company acquired an interest under which the sellers are entitled to additional consideration for their interests in the companies they sold to the Company. Under these agreements, assuming that all earnouts are achieved, the Company is contingently liable for additional consideration amounting to approximately $2.7 million based on achieved 1999 results, approximately $12.7 million based on agreements coming due in 2000 and achieved 2000 results, approximately $7.1 million based on achieved 2001 results, approximately $1.8 million based on achieved 2002 results and approximately $2 million based upon achieved 2004 results.

Put Options

     The Company has entered into put options with the sellers of those companies in which the Company acquired less than a 100% interest. These options require the Company to purchase the remaining portion the Company does not own after periods ranging from four to five years from the dates of acquisition at amounts per share generally equal to 10% to 20% of the average annual earnings per share of the company before income taxes for, generally, a two-year period ending on the effective date of the put multiplied by a multiple ranging from four to five. The Company has entered into agreements to acquire for approximately $3.9 million, put options in certain subsidiaries of the Company's subsidiary, IntelleSale.com. In addition, based upon current earnings, assuming all other put options were exercised, the Company is contingently liable for approximately an additional $6.9 million in the next two years.

Employment Agreements

     At the time the Company acquires a particular company, the Company generally enters into employment agreements with the key sellers/officers of the acquired company. The agreements are for periods of one to ten years, and some provide for bonus arrangements based on the earnings of the subsidiary.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the officers and directors of the Company and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company. The Company believes, based on its stock transfer records and other information available to it, that all reports required under Section 16(a) were timely filed during 1999.

                    RATIFICATION OF SELECTION OF INDEPENDENT
                                    AUDITORS

                                    (Item 2)


     On October 23, 1998, the Board of Directors of the Company voted to replace Rubin, Brown, Gornstein & Co. LLP ("RBG") with PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants for the year ending December 31, 1998.

     The report of RBG on the Company's financial statements for the year ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements for the year ended December 31, 1997, and in the subsequent interim period through November 2, 1998, there were no disagreements with RBG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of RBG, would have caused RBG to make reference to the matter in their report.

     In connection with the audit of the Company's financial statements for the year ended December 31, 1997, and in the subsequent interim period through November 2, 1998, there were no reportable events as defined in Securities and Exchange Commission Regulation S-K Item 304(a)(1)(v).

     On November 2, 1998, the Company engaged PwC as its principal accountants to audit its consolidated financial statements for the year ended December 31, 1998. During fiscal 1997 and in the subsequent interim period, the Company had not consulted PwC on items which concerned the application of accounting principles generally, or to a specific transaction or group of transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

     The Company filed a Current Report on Form 8-K on November 4, 1998 with the Securities and Exchange Commission to report the engagement of PwC. Attached to that report as an exhibit was a letter from RBG addressed to the Securities and Exchange Commission stating that they agreed with the disclosure contained in such Current Report.

     The Board of Directors of the Company, at the recommendation of the Audit Committee, has appointed PwC to serve as independent auditors of the Company for the year ending December 31, 2000, subject to ratification by the shareholders of the Company. PwC has audited the Company's consolidated financial statements since the year ended December 31, 1998. Audit services of PwC in 1999 included the examination of the consolidated financial statements of the Company, certain services relating to filings with the Securities and Exchange Commission as well as certain services relating to the Company's consolidated quarterly reports.

     A representative of PwC is expected to be present at the Meeting and will have an opportunity to make a statement if he or she so desires. The PwC representative will also be available to respond to appropriate questions from shareholders.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the year ending December 31, 2000. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the year ending December 31, 2000.

  RATIFICATION OF OPTIONS GRANTED UNDER THE COMPANY'S 1999 FLEXIBLE STOCK PLAN

                                    (Item 3)

     Under the 1999 Flexible Stock Plan approved by the shareholders, options which would allow the holders thereof to acquire a total of 4,635,000 shares of Common Stock have been issued in 1999 by the committee designated for such purpose. No further shareholder approval is required for the issuance of such options. However, shareholder ratification of such options at the Annual Meeting will allow the holders of these stock awards and options to have the benefit of Rule 16b-3 under the Exchange Act, which, among other things, exempts certain grants of options to officers and directors of the Company from the provisions of Section 16(b) of such Exchange Act.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of options granted under the Company's 1999 Flexible Stock Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of options granted under the Company's 1999 Flexible Stock Plan.

                    RATIFICATION OF OPTIONS GRANTED UNDER THE
                  COMPANY'S 1999 EMPLOYEES STOCK PURCHASE PLAN

                                    (Item 4)

     Under the 1999 Employees Stock Purchase Plan approved by the shareholders, options to acquire a total of 112,761 shares of Common Stock have been issued in 1999 by the committee designated for such purpose. No further shareholder approval is required for the issuance of such options. However, shareholder ratification of such options at the Annual Meeting will allow the holders of these options to have the benefit of Rule 16b-3 under the Exchange Act, which, among other things, exempts certain grants of options to officers and directors of the Company from the provisions of Section 16(b) of such Exchange Act.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of options granted under the Company's 1999 Employees Stock Purchase Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of options granted under the Company's 1999 Employees Stock Purchase Plan.

                    RATIFICATION OF OPTIONS GRANTED UNDER THE
                 COMPANY'S 1996 NON-QUALIFIED STOCK OPTION PLAN

                                    (Item 5)

     Under the 1996 Non-Qualified Stock Option Plan approved by the shareholders, options to acquire a total of 210,000 shares of Common Stock have been issued in 1999 by the committee designated for such purpose. No further shareholder approval is required for the issuance of such options. However, shareholder ratification of such options at the Annual Meeting will allow the holders of these options to have the benefit of Rule 16b-3 under the Exchange Act, which, among other things, exempts certain grants of options to officers and directors of the Company from the provisions of Section 16(b) of such Exchange Act.

Recommendation of the Board of Directors

     The  Board of  Directors  recommends  a vote FOR  ratification  of  options granted under the Company's 1996 Non-Qualified Stock Option Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of options granted under the Company's 1996 Non-Qualified Stock Option Plan.

                              SHAREHOLDER PROPOSALS

     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 2001 Proxy Statement. Proposals by shareholders intended to be included in the Company's 2001 Proxy Statement must be submitted in writing to the Secretary of the Company no later than January 3, 2001. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Proposals by shareholders to be presented at the Company's 2001 Annual Meeting (but not intended to be included in the Company's 2001 Proxy Statement) must be submitted in writing to the Secretary of the Company no earlier than March 17, 2001 but no later than April 17, 2001, in accordance with the Company's bylaws. Otherwise, the proxies named by the Company's Board of Directors may exercise discretionary voting authority with respect to the shareholder proposal, without any discussion of the proposal in the Company's proxy material.

                                  OTHER MATTERS

     Financial Statements. The Company's consolidated financial statements for the year ended December 31, 1999 are included in the Company's 1999 Annual
Report to Shareholders. Copies of the Annual Report are being sent to the Company's shareholders concurrently with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained ADP Investor Communication Services, Inc. to solicit proxies. ADP Investor Communication Services, Inc. has agreed to perform this service for a fee which is not expected to exceed $10,000, plus out-of-pocket expenses. Proxies may also be solicited by certain of the
Company's   directors,   officers  and  other  employees,   without   additional
compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.


                                             RICHARD J. SULLIVAN
                                             Secretary

Palm Beach, Florida
May 8, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                         APPLIED DIGITAL SOLUTIONS, INC.

       Richard J. Sullivan and Garrett A. Sullivan, and each of them, are appointed by the undersigned as proxies, each with power of substitution, to represent and vote the shares of stock of Applied Digital Solutions, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 17, 2000 at 9:00 a.m. Eastern Daylight Time, at the Ritz Carlton Hotel, 100 South Ocean Boulevard, Manalapan, Florida 33462 and at any postponements or adjournments thereof (the "Annual Meeting") as if the undersigned were present and voting at the meeting.

       1. Election of Directors

       Note: Unless otherwise indicated, the shares represented by this proxy will be voted FOR each nominee named below.

       NOMINEES:

       Arthur F. Noterman, Constance K. Weaver and Richard S. Friedland

       FOR all nominees (except as written on the line below)              [   ]
       WITHHOLD AUTHORITY TO VOTE for all nominees listed above            [   ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominees' names on the line below.)

--------------------------------------------------------------------------------

       2. Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000.

       FOR    [   ]             AGAINST   [   ]            ABSTAIN    [   ]

       3. Ratification of the stock options granted under the Company's 1999 Flexible Stock Plan since the 1999 Annual Meeting.

       FOR    [   ]             AGAINST   [   ]            ABSTAIN    [   ]

       4. Ratification of the stock options granted under the Company's 1999 Employees Stock Purchase Plan since the 1999 Annual Meeting.

       FOR    [   ]             AGAINST   [   ]            ABSTAIN    [   ]


       5. Ratification of the stock options granted under the Company's 1996 Non-Qualified Stock Option Plan since the 1999 Annual Meeting.

       FOR    [   ]             AGAINST   [   ]            ABSTAIN    [   ]

       6. In their discretion, on any other business that may properly come before the Meeting.

       THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH ABOVE AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE AND FOR EACH PROPOSAL REFERRED TO ABOVE.


                                                    Dated                 , 2000
                                                           ---------------



                                                    ----------------------------
                                                    Signature



                                                    ----------------------------
                                                    Signature



       Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.